Exhibit 10

SEPARATION AGREEMENT AND

GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into by and between Chandramohan Subramaniam (“Mr. Subramaniam”) and MEMC Electronic Materials, Inc. (“MEMC”). In consideration of the following promises, the parties agree as follows:

1. Separation from Employment. Mr. Subramaniam acknowledges that he will separate from employment with MEMC effective as of May 22, 2005 (the “Separation Date”). As of the Separation Date, Mr. Subramaniam’s employment relationship with MEMC will end. In connection with Mr. Subramaniam’s separation, MEMC and Mr. Subramaniam have agreed to settle all matters relating to Mr. Subramaniam’s employment relationship with MEMC and its termination.

2. Resignation Status of Employee. Mr. Subramaniam voluntarily terminates and irrevocably resigns from MEMC effective as of the Separation Date, which termination and resignation is hereby accepted by MEMC. Mr. Subramaniam’s MEMC personnel file will reflect his resignation as of the Separation Date. Mr. Subramaniam’s active employment will end on November 22, 2004, although he will continue as an employee of MEMC until the Separation Date. He will be on paid leave from November 22, 2004 through the Separation Date (the “Leave of Absence Period”). As of November 22, 2004, Mr. Subramaniam shall automatically and without taking any further actions be deemed to have resigned from all officer and director positions then held by him with MEMC and all of its subsidiaries and joint ventures. If requested by MEMC, Mr. Subramaniam agrees to sign appropriate resignation letters to document such resignation(s).

3. Separation Payments and Benefits. In consideration and recognition of past services rendered and in exchange for Mr. Subramaniam’s promises and obligations herein and as payment in full of the amounts to which Mr. Subramaniam is entitled from MEMC under any plan of MEMC in which Mr. Subramaniam is a participant, including without limitation, any 2004 or 2005 bonus, cash or other incentive compensation plan adopted by MEMC, and/or under any employment agreement with MEMC to which Mr. Subramaniam is a party, including the employment agreement between Mr. Subramaniam and MEMC entered into as of December 22, 2003, a copy of which is attached hereto as Exhibit 1 (the “Employment Agreement”) and the offer letter dated November 26, 2003, a copy of which is attached hereto as Exhibit 2 (the “Offer Letter”), and so long as Mr. Subramaniam adheres to the promises and agreements set out in this Agreement, MEMC and Mr. Subramaniam agree as follows, provided this Agreement becomes effective:

(a)	MEMC agrees to pay Mr. Subramaniam 100% of his current base salary (his current base salary is $300,000 on an annualized basis) from November 22, 2004 through the Separation Date. Said amounts will be paid according to MEMC’s normal salaried payroll cycles, prorated for any partial cycles, and will be subject to all withholding and deductions currently applicable to compensation received by an employee as an employee of MEMC.

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

(b)	During the Leave of Absence Period, Mr. Subramaniam will not receive or accrue any paid time off, such as vacation days or holidays. Mr. Subramaniam’s paid time off which was earned and accrued as of November 22, 2004 shall be paid in a lump sum within five (5) business days after the Separation Date. Said amount will be subject to all withholding and deductions currently applicable to compensation received by an employee as an employee of MEMC.

(c)	During the period commencing on the effective date hereof until the Separation Date, Mr. Subramaniam shall continue to vest in the stock options granted to him under the MEMC 1995 Equity Incentive Plan (the “1995 Plan”). Any stock options granted to Mr. Subramaniam under the 1995 Plan that are not vested as of the Separation Date shall be forfeited. The stock options granted to Mr. Subramaniam under the 1995 Plan which are vested as of the Separation Date shall remain exercisable for 90 days following the Separation Date. Such stock options shall be subject to the terms of the applicable stock option agreements.

(d)	Except as set forth above, Mr. Subramaniam shall have continued eligibility for all U.S. benefit programs (as those plans may exist from time to time) during the Leave of Absence Period, provided that Mr. Subramaniam contributes the same amount for such benefit coverages as other similarly situated employees (which contributions will be withheld from the payments provided in subparagraph (a) above), and provided that MEMC continues to provide such coverage for active non-union employees. Notwithstanding the foregoing, during the Leave of Absence Period, Mr. Subramaniam shall not be entitled to any coverage under MEMC’s short-term or long-term disability plans or under any MEMC sponsored life insurance.

(e)	MEMC agrees that Mr. Subramaniam will not be required to repay the signing bonus of $100,000 (grossed up for taxes) paid to Mr. Subramaniam pursuant to the terms of the Offer Letter.

(f)	MEMC will arrange for and pay the costs of packaging, shipping and moving Mr. Subramaniam’s household goods from the St. Louis, Missouri area to the Chandler, Arizona area; provided, however, that Mr. Subramaniam shall be responsible for any such costs exceeding $45,000. If necessary, MEMC shall offset any such costs in excess of $45,000 against any other amounts owing by MEMC to Mr. Subramaniam. Mr. Subramaniam should contact the MEMC Human Resources Group to coordinate this move.

(g)

MEMC will reimburse Mr. Subramaniam for any loss incurred on the sale of his residence in the St. Louis, Missouri area. Such loss shall be deemed to have occurred if the gross sales price of the residence (without regard to any sales commissions paid by Mr. Subramaniam) is less than the original purchase price paid by Mr. Subramaniam for the residence. Notwithstanding the foregoing, in no event shall the loss to be reimbursed by MEMC under this subparagraph (g) exceed $30,000. Mr.

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

Subramaniam will provide reasonable documentation to support the calculation of any loss for which he is requesting reimbursement under this subparagraph (g).

The payments and benefits provided herein are made in lieu of any and all payments or benefits that might otherwise be available to Mr. Subramaniam arising out of his employment with MEMC, excluding Mr. Subramaniam’s non-forfeitable rights to his accrued benefits (within the meaning of Sections 203 and 204 of ERISA), if any, under the MEMC Retirement Savings Plan, as such plan may be hereafter amended, and Mr. Subramaniam’s right, if any, to continued COBRA coverage after the Leave of Absence Period. Mr. Subramaniam acknowledges and agrees that the payments and benefits provided herein are in full settlement of any amounts or benefits to which he might be entitled under any employment agreements with MEMC.

4. Mr. Subramaniam’s Agreement to Provide Assistance. Mr. Subramaniam agrees that, during the Leave of Absence Period, he will, without further compensation, be available to assist MEMC as reasonably requested by MEMC at mutually agreeable time(s) and places(s) regarding activities pertaining to his prior responsibilities with MEMC and do such other things as are reasonably requested by MEMC to provide for an orderly transition of his employment responsibilities. In addition, Mr. Subramaniam agrees to assist MEMC, and if necessary to testify through a deposition or at trial, with respect to matters related to periods during which he was employed by MEMC. MEMC will reimburse Mr. Subramaniam for reasonable and necessary out-of-pocket business expenses incurred by him in connection with the services provided under this paragraph 4, including (i) business travel expenses when travel is required and pre-approved by MEMC, and (ii) other items agreed to by MEMC in advance of being incurred. The obligations of Mr. Subramaniam to provide assistance under this paragraph 4 shall terminate in the event of Mr. Subramaniam’s death or incapacity.

5. Mr. Subramaniam’s Agreement Not to File Suit. In consideration of the payments and benefits set out in paragraph 3 above, Mr. Subramaniam agrees for himself and on behalf of, as applicable, his heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming by, through or under any of the foregoing, that he will not file or otherwise submit any charge, claim, complaint or action to any agency, court, organization, or judicial forum (nor will he permit any person, group of persons, or organization to take such action on his behalf except as otherwise provided by law) against MEMC, nor file or otherwise submit any such charge, claim, complaint or action against any subsidiary, affiliate or parent company of MEMC, or against any officer, agent, employee, attorney, representative, successor or assign of MEMC (or of any such subsidiary, affiliate or parent company of MEMC) arising out of any action or non-action on the part of MEMC or on the part of any such above-referenced entity or any officer, agent, employee, attorney or representative of MEMC or of any such entity for any act or event that occurred on or prior to the Separation Date. Said claims, complaints and actions include, but are not limited to (a) any breach of an actual or implied contract of employment between Mr. Subramaniam and MEMC, (b) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, whistle blowing, or intentional infliction of emotional distress), (c) any claim of defamation or other common-law action, (d) any claim of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e, et seq., 42 U.S.C. § 1981, the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq., the Americans with

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

Disabilities Act, 42 U.S.C. §§ 12101, et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. §§ 701, et seq., the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. §§ 1001, et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. §§ 2101, et seq., the Older Worker Benefit Protection Act (“OWBPA”) 29 U.S.C. §§ 621, et seq., and (e) all other claims arising under any other federal, state, or local law, regulation or ordinance.

6. Mr. Subramaniam’s Release of Claims. Mr. Subramaniam hereby agrees for himself, and as applicable, his heirs, beneficiaries, executors, administrators, successors, assigns and anyone claiming by, through or under any of the foregoing, to release and forever discharge MEMC and its subsidiaries, affiliates, and parent companies, and their respective officers, agents, employees, attorneys, representatives, successors and assigns, from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, including claims, complaints and actions described in paragraph 5, which have arisen or could arise between Mr. Subramaniam, on the one hand, and MEMC or the persons and related entities listed above, on the other hand, from matters which occurred on or prior to the Separation Date, which matters include, but are not limited to, Mr. Subramaniam’s separation of employment from MEMC.

7. Mr. Subramaniam’s Release and Waiver of Other Claims. Except as expressly provided in this Agreement, Mr. Subramaniam agrees, for himself, and, as applicable, for and on behalf of his heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming by, through or under any of the foregoing, to further release and waive any claims related to pay, paid time off, insurance or welfare benefits or any other benefits of employment with MEMC arising from events occurring on or prior to the Separation Date. Notwithstanding any provision of this Agreement, this Agreement does not include any release or waiver of Mr. Subramaniam’s non-forfeitable rights to his accrued benefits (within the meaning of Sections 203 and 204 of ERISA), if any, under the MEMC Retirement Savings Plan, as such plan may be hereafter amended, and Mr. Subramaniam’s right, if any, to continued COBRA coverage after the Leave of Absence Period, which rights are not released hereby but survive unaffected by this Agreement. In addition, this Agreement does not include any release or waiver of any rights that Mr. Subramaniam has or may have, whether arising in law, contract or otherwise, to be indemnified in connection with his position(s) as an officer or former officer of MEMC.

8. MEMC’s Release of Claims. MEMC hereby releases, remises and forever discharges Mr. Subramaniam from any and all claims or other causes of action it may have against Mr. Subramaniam on account of any contract, supposed liability, or thing done or omitted for all times in the past to the Separation Date, whether occurring during his employment with MEMC, or otherwise.

9. Obligations Under Employment Agreement. Mr. Subramaniam agrees that he has continuing obligations to MEMC pursuant to the sections of the Employment Agreement entitled “CONFIDENTIAL INFORMATION,” “COMPETITIVE ACTIVITY,” and “IDEAS, INVENTIONS OR DISCOVERIES.” Any violation of such obligations by Mr. Subramaniam constitutes a material breach of this Agreement and subjects Mr. Subramaniam to forfeiture of all

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

benefits and payments pursuant to this Agreement. MEMC expressly reserves the right to pursue all other legal and equitable remedies available to it by virtue of any breach of the Employment Agreement or any promise made in this Agreement, including paragraph 12, below.

10. Nondisparagement. Mr. Subramaniam represents that he will not, in any way, disparage MEMC or any subsidiary, affiliate or parent of MEMC, or any officer, agent, employee, attorney, representative, successor or assign of any of them, or make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned persons or entities. MEMC represents that it will not, in any way, disparage Mr. Subramaniam or make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of Mr. Subramaniam.

11. No Admission of Wrongdoing. The parties agree that nothing in this Agreement is an admission of any wrongdoing by either party.

12. CONFIDENTIALITY OF AGREEMENT. MR. SUBRAMANIAM AGREES TO KEEP THE TERMS OF THIS AGREEMENT CONFIDENTIAL EXCEPT AS HE MIGHT BE LAWFULLY COMPELLED TO GIVE TESTIMONY BY A COURT OF COMPETENT JURISDICTION OR AS HE MAY BE REQUIRED BY LAW, REGULATION, GOVERNMENTAL AUTHORITY OR SIMILAR BODY TO DISCLOSE. THIS MEANS THAT EXCEPT AS STATED ABOVE, HE WILL NOT, AT ANY TIME, TALK ABOUT, WRITE ABOUT OR OTHERWISE PUBLICIZE THIS AGREEMENT, OR ITS NEGOTIATION, EXECUTION OR IMPLEMENTATION, EXCEPT (A) WITH AN ATTORNEY WHO MAY BE ADVISING HIM IN CONNECTION WITH THIS AGREEMENT; (B) WITH A FINANCIAL CONSULTANT OR EXECUTIVE OUTPLACEMENT COUNSELOR; (C) WITH HIS SPOUSE; (D) WITH ANY TAXING AUTHORITIES; (E) AS NECESSARY TO ENFORCE THIS AGREEMENT; OR (F) WITH RESPECT TO THE FACTUAL INFORMATION CONTAINED IN PARAGRAPHS 1 AND 2 HEREOF AND THE CONTINUING OBLIGATIONS OF MR. SUBRAMANIAM UNDER THE EMPLOYMENT AGREEMENT, PROVIDED THAT SAID PERSONS TO WHOM DISCLOSURE IS PERMITTED PURSUANT TO (A), (B) AND (C) OF THIS PARAGRAPH 12 PROMISE TO KEEP THE INFORMATION THAT MAY BE REVEALED TO THEM CONFIDENTIAL AND NOT TO DISCLOSE IT TO OTHERS. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS PARAGRAPH 12 SHALL TERMINATE WITH RESPECT TO ANY INFORMATION THAT MEMC DISCLOSES IN A PUBLIC FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

13. Arbitration. Except for the enforcement of any rights to equitable relief pursuant to paragraphs 9 or 12, Mr. Subramaniam and MEMC agree that any dispute, controversy or claim (between Mr. Subramaniam and MEMC or any of its subsidiaries, affiliates, or parent companies, or any of their respective officers, agents, employees, attorneys, representatives, successors or assigns) arising out of, based upon or relating to Mr. Subramaniam’s employment, the

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

termination of his employment, this Agreement or its breach, whether denominated as torts or contract claims or as statutory or regulatory claims (including claims for discrimination or discharge based upon race, sex, age, religion, disability or other prohibited grounds), whether arising before, during or after termination of Mr. Subramaniam’s employment, and also including any dispute about whether any particular controversy is arbitrable under the terms of this paragraph, shall be resolved by binding arbitration before one (1) arbitrator. Procedurally, the arbitration will be governed by the then-current Rules for Resolution of Employment Disputes of the American Arbitration Association. Any arbitration herein would be held in St. Louis County, Missouri. Judgment on an arbitration award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall have the authority to award costs of the Arbitration (including attorney’s fees) in a manner consistent with the controlling substantive claim at issue. Similarly, the Arbitrator shall have the authority to award damages (or other relief) consistent with the substantive claim being asserted.

14. KNOWING AND VOLUNTARY AGREEMENT. MR. SUBRAMANIAM HEREBY REPRESENTS, DECLARES AND AGREES THAT HE VOLUNTARILY ACCEPTS THE PROVISIONS OF THIS AGREEMENT FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE AND SETTLEMENT OF ALL MATTERS RELATING TO MR. SUBRAMANIAM’S EMPLOYMENT RELATIONSHIP WITH MEMC AND ITS TERMINATION. MR. SUBRAMANIAM IS ADVISED TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. MR. SUBRAMANIAM UNDERSTANDS THE EFFECT OF SIGNING THIS AGREEMENT.

15. Entire Agreement. This Agreement, including any Exhibits, when signed, contains the entire agreement between the parties and, except as specifically referenced herein, there are no other understandings or agreements, written or oral, between them on the subject except as expressly stated herein. This Agreement, except as specifically referenced herein, fully supersedes and amends any and all prior agreements or understandings, if any, between Mr. Subramaniam and MEMC on any matter that is addressed in this Agreement. This Agreement cannot be amended or modified except by a written document signed by both MEMC and Mr. Subramaniam. Separate copies of this document shall constitute original documents which may be signed separately, but which together will constitute one single agreement.

16. Governing Law, Invalidity of Provisions. This Agreement shall be construed and governed by the laws of the State of Missouri (except its laws and decisions regarding conflicts of law which shall be disregarded in their entirety). If any part or provision of this Agreement is determined to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is over-broad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced as so limited.

17. Consequences of Violation of this Agreement. If it is finally determined by a court or arbitrator that either party has violated any of the promises contained in this Agreement,

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

then such party shall reimburse the other party for all reasonable costs incurred by the other party, including reasonable attorneys’ fees, in enforcing or defending its rights under this Agreement.

18. Severance Offer Expiration. If Mr. Subramaniam does not sign this Agreement before a Notary Public and return the original Agreement signed by him, pursuant to the terms set forth herein, on or before January 12, 2005, the severance offer represented by this Agreement shall be deemed withdrawn and this Agreement shall be null and void, and of no further effect.

19. Consideration Period, Revocation Period, and Effective Date. Mr. Subramaniam acknowledges that he has been given at least 21 days within which to consider this Agreement before making a decision to sign this Agreement. This Agreement shall not be effective until seven (7) calendar days after the date Mr. Subramaniam signs and delivers this Agreement to MEMC. During this seven-day period, Mr. Subramaniam may revoke this Agreement by giving written notice to Sylvia Roberts of MEMC at 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, that Mr. Subramaniam has decided to revoke the Agreement (“Revocation Notice”). If no such Revocation Notice is timely presented by Mr. Subramaniam, this Agreement shall be fully effective and binding upon the parties in accordance with its terms on the eighth (8th) calendar day after the date that Mr. Subramaniam signed and delivered this Agreement to MEMC.

20. Procedure for Mr. Subramaniam to Accept and Effectuate Agreement. If Mr. Subramaniam decides to sign this Agreement, he must sign before a Notary Public and deliver the original of the signed and notarized Agreement to Sylvia Roberts of MEMC, at 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, on or before January 12, 2005.

21. Binding Agreement and Assignment. This Agreement shall be binding upon and inure to the benefit of Mr. Subramaniam and Mr. Subramaniam’s heirs and representatives, and to MEMC, its successors and assigns; further, this Agreement and the benefits provided hereunder are not assignable by Mr. Subramaniam without MEMC’s express written consent.

22. By signing this Agreement, Mr. Subramaniam acknowledges:

A. HE HAS READ THIS AGREEMENT COMPLETELY.

B. HE HAS HAD AN OPPORTUNITY TO CONSIDER THE TERMS OF THIS AGREEMENT.

C. HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

D. HE KNOWS THAT HE IS GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT.

E. HE UNDERSTANDS AND MEANS EVERYTHING THAT HE HAS SAID IN THIS AGREEMENT, AND HE AGREES TO ALL ITS TERMS.

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

F. HE IS NOT RELYING ON MEMC OR ANY REPRESENTATIVE OF MEMC TO EXPLAIN THIS AGREEMENT OR HIS RIGHTS TO HIM.

G. HE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY AND OTHER ADVISORS TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO HIM BEFORE HE SIGNED IT, AND HE HAS AVAILED HIMSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT HE DESIRED.

H. HE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND ENTIRELY OF HIS OWN FREE WILL WITHOUT ANY PRESSURE FROM MEMC OR ANY REPRESENTATIVE OF MEMC.

Separation Agreement and General Release

Chandramohan Subramaniam and MEMC Electronic Materials, Inc.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES (SEE PARAGRAPH 13).

IN WITNESS WHEREOF, the undersigned parties have signed this Agreement.

CHANDRAMOHAN SUBRAMANIAM

/S/ CHANDRAMOHAN SUBRAMANIAM
Name: Chandramohan Subramaniam Date: 12/23/04

STATE OF ARIZONA	§
§
COUNTY OF MARICOPA	§

BEFORE ME, the undersigned authority in and for the State of Arizona, personally appeared CHANDRAMOHAN SUBRAMANIAM, personally known to me to be the person whose name is subscribed to the foregoing Agreement, and he acknowledged to me that he executed the above and foregoing Agreement for the purposes and consideration expressed therein.

SUBSCRIBED AND SWORN TO BEFORE ME, on this the 23rd day of December 2004.

/S/ MILES PORTER
Name: Miles Porter NOTARY PUBLIC IN AND FOR THE STATE OF ARIZONA

My Commission Expires:

6/14/06

MEMC ELECTRONIC MATERIALS, INC.

By:	/S/ S. ROBERTS TOOMER
Name: Sylvia Roberts Toomer Title: Senior Vice President, Human Resource

STATE OF MISSOURI	§
§
COUNTY OF ST. CHARLES	§

BEFORE ME, the undersigned authority in and for the State of Missouri, personally appeared Sylvia Roberts Toomer, Senior Vice President, Human Resources, of MEMC ELECTRONIC MATERIALS, INC., who being personally known to me, was duly sworn and stated on oath that he is duly authorized to execute this Agreement on behalf of MEMC ELECTRONIC MATERIALS, INC., and that he signed the above and foregoing Agreement for the purposes and consideration expressed therein.

SUBSCRIBED AND SWORN TO BEFORE ME, on this the 4th day of January, 2005.

/S/ CHERIE HIXON
Name: Cherie Hixon NOTARY PUBLIC IN AND FOR THE STATE OF MISSOURI

My Commission Expires:

7/04/06